EXHIBIT 99.1

Contact:	Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT IV Acquires
53-Unit Assisted Living Facility Near St. Louis

ST. LOUIS (August 6, 2018) – American Healthcare Investors, LLC and Griffin Capital Company, LLC, the co-sponsors of Griffin-American Healthcare REIT IV, Inc., announced today that the REIT has acquired Pinnacle Warrenton Assisted Living Facility, a 53-unit assisted living facility located in the St. Louis suburb of Warrenton, Missouri, for $8.1 million.

The acquisition was completed pursuant to a joint venture with an affiliate of Meridian Senior Living, LLC, which will manage the portfolio on a day-to-day basis. Griffin-American Healthcare REIT IV owns approximately 98 percent of the joint venture and acts as its managing member. The facility was acquired under a RIDEA1 structure, which allows for the joint venture partners to participate in both the rental and operational cash flow of the property.

Pinnacle Warrenton Assisted Living Facility totals approximately 34,000 square feet and has an occupancy rate of approximately 91 percent as of the date of acquisition. During the past five years, approximately $1 million in capital investments have been made to modernize and improve the property by the former owner. The facility’s payor mix is 100 percent private pay.

Washington, D.C.-based Meridian Senior Living is an experienced senior housing operator, which manages a portfolio valued in excess of $1.3 billion throughout 21 states and the District of Columbia. The company employs more than 4,700 professionals who care for approximately 5,600 senior residents in 86 communities.

“Pinnacle Warrenton Assisted Living Facility is the only licensed property of its type in the area, which we believe will allow us to further increase the already strong occupancy and value of the facility,” said Stefan Oh, executive vice president of acquisitions for American Healthcare Investors and Griffin-American Healthcare REIT IV. “Additionally, the acquisition further strengthens our relationship with Meridian Senior Living, a sophisticated operator and the day-to-day manager of the building.”

The acquisition of Pinnacle Warrenton Assisted Living Facility expands the joint venture relationship between Griffin-American Healthcare REIT IV and Meridian Senior Living to a total of 12 senior housing buildings located in Florida, Texas and Missouri.

Pinnacle Warrenton Assisted Living Facility was acquired from Warrenton Clearpath Property Investment, LLC, an unaffiliated third party represented by Jeff Binder of Senior Living Investment Brokerage, Inc. Griffin-American Healthcare REIT IV financed the acquisition using cash on hand and borrowings under its revolving line of credit with Bank of America, N.A. and Keybank, National Association.

Griffin-American Healthcare REIT IV purchased its first property in June 2016 and, as of the date of acquisition of Warrenton Assisted Living Facility, has since acquired a 3.0 million-square-foot portfolio of 49 medical office buildings, senior housing facilities and skilled nursing facilities located in 20 states for an aggregate contract purchase price of approximately $618.7 million. Additionally, the company is pursuing approximately $412.3 million in additional pending acquisitions2 which would result in a total portfolio of approximately 98 healthcare buildings located in 22 states comprised of approximately 4.7 million square feet of gross leasable area upon the successful completion of these potential acquisitions.
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[1]	The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

[2]
Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of July 20, 2018. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 31 million-square-foot portfolio valued at approximately $8.9 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of March 31, 2018, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $26 billion in aggregate acquisition and disposition transactions, approximately $16 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2016, and it intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with approximately $10.5 billion in assets under management as of March 31, 2018. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued in excess of $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the potential increase in occupancy at Pinnacle Warrenton Assisted Living Facility and the impact such expansion may have on the property’s value, the rental and operational cash flow of the property, the value of the relationship with Meridian Senior Living as an operator and the completion of pending acquisitions. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; the uncertainties relating to the medical needs and local economy of Warrenton, Missouri and the surrounding community; our continuing relationship with Meridian Senior Living and that entity’s strength and financial condition; the uncertainties relating to changes in general economic and real estate conditions; the substantial closing conditions and satisfaction of other requirements detailed in the letters of intent and purchase and sale agreements for pending acquisitions; the uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of Griffin-American Healthcare REIT IV’s real estate investment strategy; and other risk factors as detailed from time to time in Griffin-American Healthcare REIT IV’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.